Exhibit 2.2

PURCHASE AND SALE AGREEMENT

BETWEEN

GLOBAL COMPANIES LLC,

AS SELLER,

AND

REVERE MA OWNER LLC,

AS BUYER,

FOR GLOBAL TERMINAL LOCATED IN

REVERE, MASSACHUSETTS

NOVEMBER 24, 2021

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Table of Contents

Article I DEFINITIONS1

1.1 Definitions1

Article II PROPERTY9

2.1 Property9

2.2 Excluded Assets9

Article III PURCHASE PRICE10

3.1 Purchase Price10

3.2 Payment of Purchase Price11

3.3 Allocation of Purchase Price11

Article IV THE CLOSING11

4.1 Time and Place; Escrow Agent11

4.2 Seller’s Deliveries11

4.3 Buyer’s Deliveries12

4.4 Ancillary Agreements12

4.5 1031 Exchange13

Article V REPRESENTATIONS AND WARRANTIES13

5.1 Seller’s Representations and Warranties13

5.2 Buyer’s Representations and Warranties16

Article VI INSPECTIONS; DISCLAIMER OF WARRANTIES; “AS-IS, WHERE IS” CONVEYANCE17

6.1 Inspections.17

6.2 Disclaimers.19

6.3 Septic System20

6.4 Survival21

Article VII ENVIRONMENTAL21

7.1 Environmental Documents21

7.2 Seller’s Retained Environmental Liabilities21

7.3 Buyer’s Assumed Environmental Liabilities21

7.4 Buyer’s Release of Seller for Environmental Liabilities22

7.5 Seller’s Access to the Property.22

7.6 Other Environmental Issues, Restrictions, Covenants and Agreements.22

7.7 Tank, Piping and Conveyance Cleaning27

7.8 Survival28

Article VIII CONDITIONS PRECEDENT TO CLOSING28

8.1 Obligation of Buyer to Close28

8.2 Obligation of Seller to Close29

8.3 Delay of Closing30

Article IX INDEMNIFICATION AND INSURANCE30

9.1 Indemnification By Seller30

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9.2 Indemnification By Buyer31

9.3 Procedures.32

9.4 Required Insurance.33

9.5 Survival33

Article X SURVIVAL33

10.1 General33

10.2 Further Assurance33

Article XI TITLE COMMITMENT; SURVEY; RISK OF LOSS33

11.1 Title Insurance33

11.2 Survey34

11.3 Title Defects34

11.4 Risk of Loss35

Article XII COSTS AND EXPENSES35

12.1 Brokerage Commissions35

12.2 Closing Adjustments35

12.3 Timing of Adjustments36

Article XIII CASUALTY AND CONDEMNATION37

13.1 Notice of Casualty or Condemnation37

13.2 Buyer’s Election.37

13.3 Exclusive Remedy37

Article XIV GENERAL; ADDITIONAL COVENANTS37

14.1 Termination.37

14.2 Notice and Opportunity To Cure38

14.3 Entire Agreement38

14.4 Headings39

14.5 Notices39

14.6 Exhibits and Schedules39

14.7 Severability39

14.8 Remedies and Waivers39

14.9 Assignment39

14.10 Parties in Interest; No Third Party Beneficiary40

14.11 Governing Law40

14.12 Choice of Forum40

14.13 WAIVER OF JURY TRIAL40

14.14 Commercially Reasonable Efforts; Time of Essence40

14.15 Amendments40

14.16 Counterparts40

14.17 Public Announcements41

14.18 No Recording41

14.19 No Presumption Against Drafter41

14.20 Limitations of Damages41

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EXHIBITS AND SCHEDULES

Exhibit ALegal Description

Exhibit BExcluded Personal Property

Exhibit CLicenses

Exhibit DLeases
Exhibit EForm of Deed

Exhibit FForm of Bill of Sale
Exhibit GForm of Title Affidavit
Exhibit HForm of Seller’s Bring Down Certificate

Exhibit IForm of Seller’s FIRPTA Certification

Exhibit JIntentionally Deleted

Exhibit KForm of Buyer’s Bring Down Certificate

Exhibit LForm of Release Agreement

Exhibit M-1Form of Assignment and Assumption of Leases, Licenses and Dock Agreement

Exhibit M-2Form of Temporary Assignment and Assumption of Dock Agreement

Exhibit NForm of Joint Letter Transferring Responsibility for Remediation Activities

Exhibit OForm of Letter to Tenants

Exhibit PPermitted Title Exceptions

Exhibit QEscrow Agreement

Schedule 3.3Allocation of Purchase Price

Schedule 5.1Seller Disclosure Schedule

Schedule 5.2Buyer Disclosure Schedule

Schedule 7.6Environmental Permits

Schedule 8.2Government Contracts

Schedule 9.4Required Insurance

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made as of this 24th day of November, 2021 (the “Effective Date”), by and between GLOBAL COMPANIES LLC, a Delaware limited liability company (the “Seller”), and REVERE MA OWNER LLC, a Delaware limited liability company (the “Buyer”).  In this Agreement, Buyer and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENTS

Seller owns and operates an active products terminal in Revere, Massachusetts, as more particularly described below.  Seller desires to sell and Buyer desires to purchase this facility on the terms and conditions set forth in this Agreement.

TERMS OF AGREEMENT

For good and valuable consideration paid, the receipt and sufficiency of which the Parties hereby acknowledge, Seller and Buyer agree as follows:

Article I
DEFINITIONS
1.1Definitions.  The following terms shall have the meanings set forth below for all purposes of this Agreement:

“Activity and Use Limitation” has the meaning set forth in 310 CMR 40.0006, which has been prepared, recorded, registered or filed in accordance with 310 CMR 40.1070 through 310 CMR 40.1099.

“Affiliate” means, with respect to a Party, any individual or legal business entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Party.  The term “control” (including the terms “controlled by” and “under common control with”) as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

“Agreement” has the meaning specified in the Preamble.

“Assumed Environmental Liabilities” has the meaning specified in Section 7.3.

“Authorized Representative” means any employee, agent, representative, consultant, contractor, or subcontractor of a Party.

“Buyer” has the meaning specified in the Preamble.

“Buyer Indemnified Parties” has the meaning specified in Section 9.1(a).

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“Business Day” means any day other than a Saturday, Sunday or legal holiday of the United States or the Commonwealth of Massachusetts pursuant to which financial institutions or post offices are generally closed within the Commonwealth of Massachusetts.

“Casualty” has the meaning specified in Section 13.1(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 et seq.).

“Closing” has the meaning specified in Section 4.1.

“Closing Date” has the meaning specified in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Condemnation” has the meaning specified in Section 13.1(b).

“Confidentiality Agreement” has the meaning specified in Section 14.19.

“Covenant Against Residential Use” has the meaning specified in Section 7.6(b).

“Damages” means any and all obligations, liabilities, damages (including, without limitation, physical damage to real or personal property or natural resources), fines, liens, penalties, deficiencies, losses, judgments, settlements (including, without limitation, claims for contribution for Remediation Activities), personal injuries (including, without limitation, injuries or death arising from exposure to Regulated Substances), costs and expenses (including, without limitation, accountants’ fees, attorneys’ fees, fees of engineers, health, safety, environmental and other outside consultants and investigators, and reasonable court costs, appellate costs, and bonding fees), whether based in tort, contract or any local, state or federal law, common law, statute, ordinance or regulation, whether legal or equitable, past, present or future, ascertained or unascertained, known or unknown, suspected or unsuspected, absolute or contingent, liquidated or unliquidated, choate or inchoate or otherwise.

“Deed” has the meaning specified in Section 4.2(a).

“Defaulting Party” has the meaning specified in Section 14.2.

“Delaying Party” has the meaning specified in Section 8.3.

“Deposit” has the meaning specified in Section 3.1.

“Dock Agreement” means the Operating Agreement by and between BP Oil Company (predecessor-in-interest to Irving Oil) and Global Petroleum Corporation (predecessor-in-interest to Seller), dated January 1, 1988.

“Dock Parcel” means the parcel, including, without limitation, any land underlying the navigable waters, with the Improvements thereon, as more particularly described in Exhibit A.

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“Effective Date” has the meaning specified in the Preamble.

“Engineering and Institutional Controls” has the meaning specified in Section 7.6(c).

“Environmental Condition” means the existence of Regulated Substances in or on the soil, surface water, groundwater and/or improvements at, on or under the Property, or migrating from the Property to a contiguous property or properties to the extent the levels of any such Regulated Substances exceeds naturally occurring background levels in such areas.

“Environmental Documents” means (1) the “ASTM Phase I Environmental Site Assessment” prepared by ECS, dated January 2015; (2) the “Summary of Active Release Tracking Numbers (“RTN”) and RTNs Closed Since January 2015”, dated September 14, 2021; and (3) those documents related to the Property publicly available from the Massachusetts Department of Environmental Protection’s (“DEP”) “Waste Site/Reportable Releases Lookup” website.

“Environmental Law” or “Environmental Laws” means any and all applicable common laws, statutes, ordinances, rules, decrees, orders, or regulations, of the United States, the Commonwealth of Massachusetts, and all political subdivisions thereof concerning the environment, preservation or reclamation of natural resources, natural resource damages, human health and safety, prevention or control of spills or pollution, or to the management (including, without limitation, generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal, or other handling), Release or threatened Release of Regulated Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Material Transportation Authorization Act of 1994 (49 U.S.C. §5101 et seq.), the Solid Waste Disposal Act (42 U.S.C. §6901 et seq.) (including the Resource Conservation and Recovery Act of 1976, as amended), the Clean Water Act (33 U.S.C. §1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §300(f) et seq.), the Emergency Planning and Right-To-Know Act of 1986 (42 U.S.C. §11101 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), the Lead-Based Paint Exposure Reduction Act (15 U.S.C. §2681 et seq.), and the National Environmental Policy Act of 1969 (42 U.S.C. §4321 et seq.), and all federal, state and local laws of a similar nature, and the rules and regulations promulgated thereunder, each as amended and as in effect at any time and from time to time.

“Environmental Liabilities” means any Damages or Proceedings (whether incurred, existing or first occurring on, before or after the Closing Date and whether asserted against Seller or any predecessor-in-interest who makes claims for contribution against Seller or any predecessor-in-interest) relating to or arising out of ownership or operation of the Property (whether on, before or after the Closing Date) pursuant to any applicable Environmental Laws as in effect at any time and from time to time, including, without limitation, (i) any Third Party Environmental Claim (including, without limitation, claims for contribution); (ii) any Governmental Environmental Enforcement Action; or (iii) any Remediation Activities.

“Environmental Permits” shall mean those permits, authorizations, approvals, registrations, certificates, orders, waivers, variances or other approvals and licenses issued by or

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required to be filed with any Governmental Authority under any applicable Environmental Law that are in the name of Seller, related solely to the Property, and shown on Schedule 7.6.

“Equipment” has the meaning specified in Section 2.1(b).

“Escrow Agreement” has the meaning specified in Section 3.1.

“Examination Period” shall mean the period beginning on the Effective Date and extending until 6:00 p.m. (Eastern time) on the date that is sixty-four (64) days following the Effective Date.

“Excluded Assets” has the meaning specified in Section 2.2.

“Excluded Personal Property” has the meaning specified in Section 2.2(h).

“Existing Foundation” has the meaning specified in Section 7.6(c).

“Government Contracts” means the contracts with the United States Department of Energy for the storage of gasoline and heating oil at the Real Property, as set forth in Schedule 8.2.

“Governmental Authority” or “Governmental Authorities” means any federal, state or local governmental body, administrative agency, regulatory body, board, commission, judicial body or other body having jurisdiction over the matter.

“Governmental Environmental Enforcement Action” means any order, settlement agreement, consent decree, directive, notice of violation, notice of enforcement, letter of notice, notice of noncompliance, corrective action, or similar type of legal requirement or instrument that is issued by, entered into with, or otherwise required by a Governmental Authority with respect to an actual or alleged noncompliance under applicable Environmental Laws.

“Improvements” has the meaning specified in Section 2.1(b).

“Indemnitee” has the meaning specified in Section 9.3(a).

“Indemnitor” has the meaning specified in Section 9.3(a).

“Land” has the meaning specified in Section 2.1(a).

“Leaseback Agreement” means that certain Short Term Lease to be entered into as of the Closing by and between Buyer, as “Landlord”, and Seller, as “Tenant” pursuant to which Seller shall lease back a portion of the Property from Buyer upon the terms and conditions set forth therein, which Leaseback Agreement shall be in the form agreed to by Seller and Buyer under separate cover as of the Effective Date of this Agreement.

“Leases” has the meaning specified in Section 2.1(e).

“Leasing Costs” means tenant improvement allowances, leasing commissions, brokerage commissions, free rent credits, operating expense credits, rent abatements or operating expense abatements.

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“Licenses” has the meaning specified in Section 2.1(e).

“Loss” means any claim, liability, obligation, demand, injury, payment, cause of action, judgment, expense, cost or other damage or loss (including, without limitation, reasonable attorneys’ and consultants’ fees), fine or penalty, including, without limitation, all reasonable costs and expenses of investigating and defending any claim or any order, directive, judgment, compromise, settlement, fine, penalty, lien, court costs or proceeding arising at any time under or from any Governmental Authority or other Third Party, including, without limitation, all reasonable costs and expenses and court costs incurred in the enforcement of any indemnification rights.  “Loss” shall not include any special, consequential, indirect or loss of profit damages or any Loss for which one Party has assumed responsibility or agreed to indemnify the other Party under this Agreement.

“Material Defect” has the meaning specified in Section 11.3.

“MTBE” means methyl tertiary butyl ether.

“Natural Resource Damages” means the cost of restoring injured natural resources, including land, fish, wildlife, biota, air, water, ground water, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the United States, the Commonwealth of Massachusetts or other authorized trustees, to their baseline condition, compensation for the interim loss of injured resources pending recovery, and the reasonable costs of a damage assessment.

“New Foundation” has the meaning specified in Section 7.6(c).

“Non-Defaulting Party” has the meaning specified in Section 14.2.

“NPDES” has the meaning specified in Section 7.6(i).

“Off-Site” means located on, in or under any areas other than the Real Property.

“Off-Site Disposal Activities” means the shipment Off-Site or arrangement for shipment Off-Site, of any Regulated Substance to an Off-Site facility with the intent to store, dispose of, or treat such Regulated Substances at the Off-Site facility; provided, however, that the term “Off-Site Disposal Activities” shall not include (i) any Environmental Condition that has migrated from the Real Property, (ii) any Environmental Condition on Off-Site property under the Property’s dock lines and dock facilities, if any, (iii) the disposal, storage or treatment of any Regulated Substance at the Real Property or any property that was formerly part of the terminal at the Real Property, and (iv) any Environmental Condition of waterways extending beyond the Real Property’s shoreline, if any.

“Off-Site Remediation Activities” means any and all Remediation Activities with respect to the Property required under applicable Environmental Laws in effect at such time or as required by a Governmental Authority that relate to activities at Off-Site areas, but not Off-Site Disposal Activities.

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“On-Site” means located on, in or under the Real Property.

“Order” means any judgment, order, settlement agreement, writ, injunction or decree of any Governmental Authority having jurisdiction over the matter and in effect as of the Closing Date.

“Party” and “Parties” has the meaning specified in the Preamble.

“Permitted Title Exceptions” means those matters identified on Exhibit P.

“Personal Property” means all of those assets constituting the Property that are not Real Property.  For the elimination of doubt, the term “Personal Property” does not include Excluded Personal Property or Excluded Assets.

“Proceedings” means any actions, causes of action, written demands, written claims, claims for contribution, suits, investigations, and any appeals therefrom.

“Prohibited Person” means any Person:

(a)listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(b)that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)with whom a United States Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including, without limitation, the Executive Order;
(d)who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(e)that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list.

“Property” has the meaning specified in Section 2.1.

“Purchase Price” has the meaning specified in Section 3.1.

“Real Property” has the meaning specified in Section 2.1(c).

“Reasonable Written Notification” means written notice provided within thirty (30) days of any notice of an alleged claim being received in writing by the party seeking indemnity, but in any event prior to the date any formal response to such claim is required.  Such written notice shall

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describe in reasonable detail the nature of the Damages and Proceedings for which indemnification and defense is sought.  Notice of any Third Party Environmental Claim or Governmental Environmental Enforcement Action shall include, at a minimum, a copy of the notice received from the Third Party or the Governmental Authority, respectively.  Furthermore, if a Party receives notice from a Governmental Authority relating to a matter that may ultimately lead to a settlement agreement, consent decree, or supplemental environmental project, then Reasonable Written Notification shall be provided on the basis of such first notice, and not delayed until receipt of the ultimate settlement agreement, consent decree or supplemental environmental project.

“REBA” means the Real Estate Bar Association of Massachusetts.

“Regulated Substance” means any (a) chemical, substance, material, or waste that is designated, classified, or regulated as “industrial waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “toxic substance,” or words of similar import, under any applicable Environmental Law; (b) petroleum, petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, and components, fractions, derivatives, additives (including, without limitation, lead, MTBE, ethanol, and bio-fuels) or by-products thereof including, without limitation, tank bottoms and produced water; (c) asbestos or asbestos-containing material (regardless of whether in a friable or non-friable condition), or polychlorinated biphenyls, mercury, coats of lead-based paints, or Naturally Occurring Radioactive Material (NORM); and (d) substance that, whether by its nature or its use, is subject to regulation under any applicable Environmental Law or for which a Governmental Authority requires Remediation Activities with respect to the Property.

“Release” shall have the meaning specified in CERCLA; provided, however, that, to the extent the Environmental Laws establish a meaning for “Release” that is broader than that specified in CERCLA, such broader meaning shall apply.

“Remediation Activities” means any investigation, study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (regardless of whether active or passive), natural attenuation, bioremediation, response, cleanup or abatement, whether On-Site or Off-Site, of an Environmental Condition to standards required by applicable Environmental Laws or as required by a Governmental Authority, including, without limitation, maintaining any engineering controls to contain or stabilize Regulated Substances (including, without limitation, caps, covers, dikes, trenches, leachate collection systems, signs, fences and access controls).

“Retained Environmental Liabilities” has the meaning specified in Section 7.2.

“Seller” has the meaning specified in the Preamble.

“Seller Indemnified Parties” has the meaning specified in Section 7.4.

“Seller’s Knowledge” means the actual knowledge of Mark Romaine, without investigation.

“Stormwater Management System” has the meaning specified in Section 7.6(i).

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“Survey” has the meaning specified in Section 11.2.

“Taxes” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, vehicle, airplane, boat, vessel or other title, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other contract.

“Third Party” means any individual, legal business entity or Governmental Authority, other than:  (i) a Party; (ii) a Party’s Affiliates; (iii) a Party’s Authorized Representatives; (iv) employees, officers, directors, agents and representatives and all successors of a Party and its Affiliates; and (v) a Party’s permitted assigns.

“Third Party Environmental Claim” means a Proceeding by any Third Party alleging Damages relating to or arising out of (a) exposure to a Regulated Substance on the Property, or (b) Off-Site migration from the Property of a Regulated Substance (including, without limitation, in each case, Damages for Proceedings arising under applicable Environmental Laws in connection with an Environmental Condition and Damages for Remediation Activities undertaken by a Third Party at its property).  Notwithstanding anything to the contrary in this Agreement, to the extent that Remediation Activities are required by any Governmental Authority, or as a result of a Third Party Environmental Claim, such Remediation Activities shall be governed by the provisions under this Agreement dealing with Remediation Activities.

“Title Commitment” has the meaning specified in Section 11.1.

“Title Company” means Stewart Title Guaranty Company.

“Title Objection Notice” has the meaning specified in Section 11.3.

“Title Objection Period” has the meaning specified in Section 11.3.

“Title Policy” means an ALTA 2006 extended owner’s title insurance policy for the Property issued to Buyer with coverage in the amount of the Purchase Price.

“Title V Regulations” means Title V of the Massachusetts Environmental Code, 310 CMR 15.000 et. seq.

“Uncured Material Breach” means a material breach of a Party of its obligations under this Agreement that is not cured by such Party in accordance with the provisions of Section 14.2.

“Use Restrictions” has the meaning specified in Section 7.6(b).

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Article II
PROPERTY
2.1Property.  On the terms and subject to the conditions of this Agreement and for the consideration stated in this Agreement, at the Closing, Buyer shall purchase and receive from Seller, and Seller shall sell, convey and assign to Buyer, free and clear of any and all liens, pledges and encumbrances except for Permitted Title Exceptions, all of Seller’s right, title and interest in and to the following, which taken together constitutes the “Property”:
(a)The real property described in Exhibit A (the “Land”), including, without limitation, Seller’s interest in the Dock Parcel;
(b)The buildings and other improvements (the “Improvements”) located on the Land, including, without limitation, above-ground and underground piping and storage tanks, buildings, fixtures, facilities and appurtenances, all structures, fixtures, facilities and equipment owned by Seller in connection with the Dock Agreement, and any of Seller’s equipment at the Real Property that Buyer will require to conduct Remediation Activities after Closing, including, without limitation, monitoring wells (“Equipment”), but excluding the Excluded Personal Property described in Exhibit B;
(c)All transferable appurtenant rights, and easements benefiting or pertaining to the Land and/or Improvements (together with the Land and Improvements, collectively, the “Real Property”);
(d)The Dock Agreement, including, without limitation, Seller’s rights in the dock and pier pursuant thereto;
(e)The licenses described on Exhibit C hereto (the “Licenses”); and
(f)Other than those excluded items described on Exhibit B hereto, all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Real Property ; and
(g)The leases and agreements, whether written or unwritten, identified on Exhibit D hereto (the “Leases”).
2.2Excluded Assets.  The transactions covered by this Agreement consist only of the sale of assets, and not the sale of a business.  The Property does not include the personal property, assets, liabilities and other items listed or described below (the “Excluded Assets”):
(a)Intercompany accounts and contracts of Seller or its Affiliates;
(b)Cash or bank accounts of Seller or its Affiliates;

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(c)Defenses and claims that Seller or its Affiliates could assert against Third Parties (except to the extent that such defenses and claims relate to liabilities that Buyer is assuming under this Agreement relating to the Property);
(d)Accounts and notes receivable;
(e)Accounts payable;
(f)Any license or authorization to use or display trademarks, service marks, logos, insignia, imprints, brand identifications, advertising and trade names of Seller or its Affiliates (or marks otherwise proprietary to Seller or any of its Affiliates), including, without limitation, “Global.”  Buyer shall, at its expense, remove or cover all signs and markings at or on the Property that indicate that they were ever owned or operated by Seller or any of its Affiliates and return such signs and markings to Seller.  Buyer further shall remove all signs and markings proprietary to Seller located at or on the Property. The foregoing requirements shall not apply to those signs and markings related to Seller’s operations under the Leaseback Agreement, which shall remain on the Property during the term of thereof;
(g)Any permits, licenses, registrations, certificates, approvals or similar rights from any Governmental Authority related to the ownership or use of the Property other than the Licenses;
(h)The items listed on Exhibit B (the “Excluded Personal Property”);
(i)Any insurance coverage under any insurance policies that relate to the Property, or any part of the Property, and any rights under such insurance policies, whether such policies benefit Seller, or any Affiliate of Seller, or any other person or entity;
(j)Any labor, employment, or collective bargaining agreements between Seller and its employees or between an Affiliate of Seller and such Affiliate’s employees, or any employee benefit plans of Seller or its Affiliates;
(k)Anything else that is stated in this Agreement as remaining the property or responsibility of Seller, its Affiliates or any Third Party; and
(l)Any other property that is owned by Seller or its Affiliates and not otherwise specified in Section 2.1.

Article III
PURCHASE PRICE
3.1Purchase Price.  The total monetary consideration to be paid by Buyer to Seller for the Property shall be One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) (the “Purchase Price”).  Upon Buyer’s execution of this Agreement and within three (3) Business Days after the Parties’ execution and delivery of an escrow agreement substantially in the form of

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Exhibit Q (the “Escrow Agreement”), Buyer shall deposit with the Title Company ten percent (10%) of the Purchase Price (the “Deposit”), which equates to Fifteen Million and No/100 Dollars ($15,000,000.00).  The Deposit shall be held by the Title Company in accordance with the Escrow Agreement in an interest-bearing account to be disbursed to Seller at Closing or otherwise to be applied as provided in this Agreement, with the Deposit and interest thereon to be credited against the Purchase Price at Closing. The Parties shall execute and deliver the Escrow Agreement to each other simultaneously with their execution of this Agreement.  The costs of the Title Company, acting as the escrow agent, will be shared equally by both Parties.

3.2Payment of Purchase Price.  Subject to adjustment, if any, under Section 12.2, at Closing, Buyer shall pay to Seller the Purchase Price, less the Deposit and any accrued interest thereon, in U.S. Dollars in immediately available federal funds via bank wire-transfer to a bank account designated by Seller, which designation shall be given to Buyer in writing at least two (2) Business Days prior to the Closing Date.  At Closing, the Parties shall execute and deliver to the Title Company a written certificate authorizing the Title Company to disburse to Seller the Deposit and accrued interest thereon.
3.3Allocation of Purchase Price.  The Purchase Price shall be allocated for tax accounting purposes in accordance with Schedule 3.3 attached hereto.  Such allocation shall be mutually agreed to within fifteen (15) days of the full execution of this Agreement. Buyer and Seller agree that they will not take (and will not permit any Affiliate to take), for income tax purposes, any position inconsistent with the allocation on Schedule 3.3.
Article IV
THE CLOSING
4.1Time and Place; Escrow Agent.  Subject to any extension of the Closing Date as provided in Section 8.3, Section 8.4, Section 11.3 or elsewhere in this Agreement, and subject to satisfaction or waiver of the conditions set forth in Section 8.1 and Section 8.2, the closing of the transaction contemplated hereby (the “Closing”) shall occur on the date that is thirty (30) days following the expiration of the Examination Period (the “Closing Date”), or at such other time or place or in such other manner, including by mail, as Seller and Buyer may mutually agree in writing.
4.2Seller’s Deliveries At the Closing, Seller shall deliver to Buyer the following:
(a)Deed (the “Deed”), substantially in the form attached as Exhibit E, executed and acknowledged by Seller;
(b)Bill of Sale for the Improvements and the Personal Property, substantially in the form attached as Exhibit F, executed by Seller;
(c)Possession of the Real Property subject to the Leases;
(d)Counterparts executed by Seller of those agreements required by the provisions of Section 4.4;

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(e)Certified copies of appropriate action by Seller authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 4.2 and Section 4.4 to enter into this Agreement and such other documents on behalf of Seller;
(f)An affidavit regarding parties-in-possession and mechanic’s liens, substantially in the form attached as Exhibit G;
(g)A certificate, substantially in the form attached as Exhibit H, that the representations and warranties made by Seller in this Agreement are true and correct in all material respects as of the Closing Date;
(h)A Non-Foreign (FIRPTA) Certification, substantially in the form attached as Exhibit I, executed by Seller;
(i)The Leaseback Agreement, executed by Seller, as “Tenant”; and
(j)Such other documents as Buyer or the Title Company may reasonably request to effectively consummate the transactions contemplated by this Agreement.
4.3Buyer’s Deliveries.  At the Closing, Buyer shall deliver to Seller, or effect the delivery to Seller of, the following:
(a)The Purchase Price, in accordance with Sections 3.1 and Section 3.2;
(b)Counterparts executed by Buyer of all those agreements required by the provisions of Section 4.4;
(c)Certified copies of appropriate action by Buyer authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 4.3 and Section 4.4 to enter into this Agreement and such other documents on behalf of Buyer;
(d)The Leaseback Agreement, executed by Buyer, as “Landlord”;
(e)A certificate, substantially in the form attached as Exhibit K, that the representations and warranties made by Buyer in this Agreement are true and correct in all material respects as of the Closing Date; and
(f)Such other documents as Seller or the Title Company may reasonably request to effectively consummate the transactions contemplated by this Agreement.
4.4Ancillary Agreements.  The following documents and agreements shall be entered into between Seller and Buyer on the Closing Date:
(a)A Release Agreement, substantially in the form attached as Exhibit L;

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(b)An Assignment and Assumption of Leases, Licenses and Dock Agreement, substantially in the form attached as Exhibit M-1;
(c)A Temporary Assignment and Assumption of Dock Agreement, substantially in the form attached as Exhibit M-2, pursuant to which Buyer, as successor-in-interest to Seller under the Dock Agreement pursuant to the Assignment and Assumption of Leases, Licenses and Dock Agreement to be entered into between Seller and Buyer pursuant to Section 4.4(b) above, and as “Landlord” under the Leaseback Agreement, shall assign to Seller, as “Tenant” under the Leaseback Agreement, and Seller shall assume from Buyer, all of Buyer’s rights, interests, and obligations, legal and equitable, in, to and under the Dock Agreement for the Term of the Leaseback Agreement (but only for so long as the Premises under the Leaseback Agreement includes the Improvements covered by the Dock Agreement);
(d)A Joint Letter Transferring Responsibility for Remediation Activities, substantially in the form attached as Exhibit N;
(e)A Settlement Statement; and
(f)Notice letters to tenants under the Leases, substantially in the form attached as Exhibit O.
4.51031 Exchange.  At Seller’s option, Seller may require Buyer pursuant to Section 1031 of the Code, to pay the Purchase Price and Deposit to an intermediary party designated by Seller, so that Seller may participate in a tax-deferred exchange of like-kind property.  The Parties agree to execute any necessary agreements and/or other documents to effectuate Seller’s tax-deferred exchange, provided, however, that: (a) Buyer’s obligations under this Agreement will not be increased; (b) such documents will not modify Buyer’s representations, warranties or obligations under this Agreement; and (c) the Purchase Price paid by Buyer will not be different from that which Buyer would have paid pursuant to Article IV..
Article V
REPRESENTATIONS AND WARRANTIES
5.1Seller’s Representations and Warranties.  Seller represents and warrants to Buyer as follows:
(a)Organization.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; is duly authorized to do business in, and is in good standing in the state where the Real Property is located; and has all requisite power and authority to execute, deliver and perform this Agreement and each agreement and instrument to be executed and delivered by Seller pursuant hereto.
(b)Due Authorization.  The execution, delivery and performance by Seller of this Agreement and each agreement and instrument to be executed and delivered by Seller pursuant hereto, and the taking by Seller of the actions contemplated hereby and thereby, have been duly authorized by all necessary actions on the part of Seller.  This Agreement is, and each agreement and instrument to be executed and delivered by Seller pursuant hereto will be, when so executed

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and delivered, a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

(c)No Violation The execution, delivery and performance by Seller of this Agreement and each instrument and agreement to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of Seller’s Articles of Organization, or (b) violate or breach any Order applicable to Seller.  Except as disclosed on Schedule 5.1 attached hereto, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property the adverse consequences of which, either individually or in the aggregate, would materially impair Buyer's ownership, use or operation of the Property, including without limitation Buyer’s proposed redevelopment of the Property, from and after Closing and to Seller’s Knowledge, there are no such violations.
(d)Consents.  Except as set forth on Schedule 5.1, no consent or approval from or filing with any Third Party is required in connection with the execution and performance by Seller of this Agreement, and there are no options or other preferential purchase rights held by any person or entity not a party to this Agreement to purchase or acquire any interest in the Property.
(e)Foreign Person.  Seller is not a “foreign person” as defined in Section 1445 of the Code and the regulations promulgated thereunder and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax.  Seller’s U.S. tax identification number is 04-3443029.
(f)OFAC.  Neither Seller, nor any of Seller’s Affiliates, nor, to Seller’s Knowledge, any director, officer, employee, agent, or representative of Seller or Seller’s Affiliates, is a Prohibited Person. To Seller’s Knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person, and no Prohibited Person has any interest of any nature whatsoever in Seller (whether directly or indirectly).
(g)Anti-Money Laundering.  Seller is not engaging in the transaction contemplated under this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  The operations of Seller have been conducted at all times in compliance with (i) the U.S. Money Laundering Control Act of 1986, as amended (the “Anti-Money Laundering Laws”); and (ii) the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).  No proceeding by or before any governmental authority or regulatory body involving Seller with respect to the Anti-Money Laundering Laws or the FCPA is pending or, to the knowledge of Seller, is threatened in writing. Seller has and will continue to implement procedures, and have consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing; The Property is not and neither Seller nor any of its affiliates, subsidiaries, significant owners, officers, directors, employees or agents is, in violation of any applicable laws relating to anti-corruption, anti-bribery, terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

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Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).
(h)Kickback. Neither Seller nor any of its Affiliates, subsidiaries, significant owners, officers, directors, employees or agents has made, offered, agreed, requested or taken any direct or indirect bribe or other unlawful payment, including, without limitation, any kickback, in connection with the Property, where such payment is prohibited under any applicable law, rule or regulation.
(i)Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.
(j)Litigation.  Except as set forth on Schedule 5.1, there is no legal action, lawsuit, order, ruling, writ, judgement, injunction or decree of any governmental authority or similar proceeding (including without limitation, any tax appeal or environmental investigations) now pending or against Seller or, to Seller’s knowledge, threatened against Seller with respect to the Property or initiated by Seller with respect to the Property.
(k)Contracts.  Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will not otherwise be terminated on or prior to Closing and/or which is not otherwise terminable upon thirty (30) days or less notice (“Contracts”) other than the Dock Agreement, the Leases, the Licenses, the Permitted Title Exceptions and any other Contact set forth in Schedule 8.2, except to the extent such contracts, agreements and licenses are retained by Seller for the Seller’s operations pursuant to the Leaseback Agreement from Buyer to Seller and which shall be terminated by Seller, at Seller’s sole cost and expense, on or prior to the expiration of the Leaseback Agreement (including any extension thereof).  Seller has delivered to Buyer true, correct and complete copies of all Contracts.  Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the Contracts.
(l)Leases. (i) Exhibit D attached hereto contains a true, correct and complete list of the Leases and all amendments and modifications thereto and all guaranties thereof; (ii) Seller has not delivered any written notice to any tenant under any of the Leases alleging a default by any such tenant under such Lease, which remains uncured; (iii) Seller has not received any written notice from any tenant under any Lease, alleging a default by Seller, which remains uncured;  (iv) Seller is not in default under any Lease and no event has occurred and circumstance exists that with the passage of time and/or the giving of notice, could result in a default by Seller under any Lease; (v) to Seller’s knowledge, no party to any Lease other than Seller is in default under any Lease and no event has occurred and circumstance exists that with the passage of time and/or the giving of notice, could result in a default by a party other than Seller under any Lease;  (v) Seller has no knowledge of any claims, offsets or defenses by any tenant under any Lease;  (vi)

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except as set forth on Exhibit D, there are no unpaid Leasing Costs or security deposits that are currently due to any party or could become due to any party upon the occurrence of an event or satisfaction of a condition pursuant to the terms of any Lease; and (vii) there are no occupancy rights, leases or tenancies affecting the Property other than pursuant to the Leases or the Permitted Title Exceptions;
(m)Third Party Rights.  There are no rights of first refusal, rights of first offer, purchase options or similar rights to purchase or otherwise acquire the Property or any portion thereof or in any interest therein.
(n)Condemnation.  Seller has no knowledge of any pending or threatened condemnation proceedings affecting all or any part of the Property, and Seller has not received any written notice that there is any pending or threatened condemnation of all or any part of the Property.
(o)Special Taxes. There are no pending or to the Seller’s Knowledge, threatened general or special real property, personal property or other ad valorem taxes and/or assessments affecting all or any part of the Property.
(p)Employees. Buyer will not have any liability or obligation from and after the Closing with respect to any of Seller’s employees engaged in the operation or maintenance of the Property.  Except as otherwise set forth on Schedule 5.1 hereto, Seller is not a party to any collective bargaining agreement or any other labor union tract applicable to employee employed with respect to the Property.
(q)ERISA.  Seller is not, and is not acting on behalf of, (a) an “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA.
(r)Survival.  The provisions of this Section 5.1 shall survive the Closing.
5.2Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller as follows:
(a)Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; is duly authorized to do business in and is in good standing in the state where the Real Property is located; and has all requisite power and authority to execute, deliver and perform this Agreement and each agreement and instrument to be executed and delivered by Buyer pursuant hereto.
(b)Due Authorization.  The execution, delivery and performance by Buyer of this Agreement and each agreement and instrument to be executed and delivered by Buyer pursuant

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hereto, and the taking by Buyer of the actions contemplated hereby and thereby, have been duly authorized by all necessary  actions on the part of Buyer.  This Agreement is, and each agreement and instrument to be executed and delivered by Buyer pursuant hereto will be, when so executed and delivered, a valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

(c)No Violation.  The execution, delivery and performance by Buyer of this Agreement and each instrument and agreement to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of Buyer’s [Articles of Incorporation or Bylaws], (b) conflict with or violate Buyer’s operating agreement, or (c) violate or breach any Order applicable to Buyer.
(d)Consents.  Except as set forth on Schedule 5.2, no consent or approval from or filing with any Third Party is required in connection with the execution and performance by Buyer of this Agreement.
(e)OFAC.  Neither Buyer, nor any of Buyer’s Affiliates, nor, to the best of Buyer’s knowledge, any director, officer, employee, agent, or representative of Buyer or Buyer’s Affiliates, is a Prohibited Person.
(f)Survival.  The provisions of this Section 5.2 shall survive the Closing.
Article VI
INSPECTIONS; DISCLAIMER OF WARRANTIES; “AS-IS, WHERE IS” CONVEYANCE
6.1Inspections.
(a)Upon execution of this Agreement, Seller shall use commercially reasonable efforts to provide or make available to Buyer  copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession (provided that if such documents and materials are publicly available online and Seller confirms the online location from which Buyer may obtain same, then Seller shall not be required to separately provide Buyer with a hard copy of same): (i) current title commitments/policies, title exceptions and ALTA surveys, relating to the Property reasonably requested by Buyer; (ii) all Phase I site investigation reports and surveys and/or testing for asbestos, lead-based paint and polychlorinated biphenyls (PCBs) in building materials regarding the Property conducted within the last ten (10) years; (iii) all final reports and material correspondence, notices and communications containing information not otherwise contained in the final reports sent to or received from Governmental Authorities within the last five (5) years regarding the Environmental Condition of the Property or any remediation and/or investigation at the Property; and (iv) copies of all other final reports and material correspondence, notices and communications containing information not otherwise contained in the final reports sent to or received from Third Parties within the last five (5) years (specifically excluding correspondence, notices and communications to or from Seller or its consultants or agents and Seller’s insurance companies) regarding the Environmental Condition of the Property

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(collectively, the “Due Diligence Materials”). Additionally, during the Examination Period, Buyer, its agents and designees, shall have the right to enter the Property, subject to the terms of this Agreement and any regulations governing all or portions of the Property (including, without limitation, TWIC regulations), for the purposes of inspecting the Property.  Before entering the Property, Buyer shall give reasonable written notice to Seller’s designated representative(s) of such entry upon the Property by Buyer (which notice may be by email or telephone) and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property.  Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Examination Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Deposit, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise set forth herein (including the indemnity of the Buyer set forth above).  If Buyer does not so terminate this Agreement prior to the expiration of the Examination Period, Buyer conclusively shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6.1(a).
(b)It is specifically understood by the Parties that Buyer shall not be permitted to take samples of soil, groundwater or other water, air or building materials or conduct any Phase II or other invasive environmental, structural or other testing of any kind (including, without limitation, any subsurface drillings or inspections on the Real Property).  Prior to the Closing, unless approved by Seller, which approval may be withheld in Seller’s sole and absolute discretion, Buyer shall make no written or oral inquiries, requests, demands, or other solicitations of any Governmental Authorities for information concerning the Environmental Condition of the Property, except to the extent available solely through on-line resources without personal interaction.
(c)Buyer shall be responsible for and agrees to protect, defend, indemnify and hold Seller and the other Seller Indemnified Parties harmless from and against each and every Loss arising as a result (directly or indirectly) of activities conducted on or with respect to the Property (including, without limitation, any inspection, examination or survey of the Real Property) by Buyer or its representatives either prior to, on or after the Effective Date, including, without limitation, (i) any damages or injuries arising out of or resulting from any inspection of the Property by Buyer or its agents, and (ii) any mechanics’ and materialmen’s liens, in each case caused by Buyer or its representatives, provided, however, that, except as otherwise expressly set forth in this Agreement regarding obligations of the Parties after the Closing, the foregoing indemnification excludes:  (i) all obligations and liabilities expressly retained by Seller pursuant to Article VII, (ii) Buyer’s mere discovery of a pre-existing condition on the Property including the discovery of any Environmental Condition and the cost and expense of any Remediation of such discovered Environmental Condition as required by applicable law, (iii) the negligence or willful misconduct of Seller or any of the other Seller Indemnified Parties, or (iv) any diminution in value of the Property; and provided further that in no event shall Buyer be liable for indirect, consequential or punitive damages.  The provisions of this Section 6.1(c) shall survive the Closing or any termination of this Agreement.

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6.2Disclaimers.
(a)Buyer hereby acknowledges that Seller and other Seller Indemnified Parties may have participated in assembling and distributing certain information and documentation in connection with the sale of the Property and Buyer further hereby acknowledges the Seller Indemnified Parties do not have complete knowledge of the physical or economic characteristics of the Property.  Accordingly, Buyer acknowledges and affirms that, none of the Seller Indemnified Parties has made any warranty, guaranty or representation, express or implied, oral or written, past, present, or future, of, as to, or concerning (i) the quality, nature, adequacy, physical or financial condition or state of repair of the Property, including, without limitation, any condition arising in connection with the generation, use, transportation, storage, release, or disposal of Regulated Substances, on and under, above, upon, or in the vicinity of the Real Property such as water, soil and geology, and the suitability thereof and of the Property for any and all activities and use which Buyer may elect to conduct thereon; (ii) any right-of-way, lease, lien, encumbrance, easements, license, reservation, or condition relating to the Property; (iii) the compliance of the Property or its operation with any applicable laws, ordinances, rules and/or regulations of any Governmental Authority, including, without limitation, compliance with any land use, Americans with Disabilities Act, wetland, or zoning law or regulation, or applicable environmental or coastal laws, rules, ordinances and regulations; (iv) title to or the boundaries of all or any portion of the Real Property or any underlying fee simple estate; (v) the physical condition of the Property, including, without limitation, the structural, mechanical and engineering characteristics of the Improvements; (vi) the financial earning capacity or history or expense history of the operation of the Property; (vii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property; and (viii) whether the Real Property is located in a flood plain or a flood hazard boundary or similar area.
(b)THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE PROPERTY SHALL BE SOLD AND TRANSFERRED BY SELLER AND PURCHASED AND ACCEPTED BY BUYER “AS IS, WHERE IS,” WITH ALL FAULTS KNOWN AND UNKNOWN, WITH NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, DESIGN, OPERATION, CAPACITY OR OTHERWISE, THE PRESENCE OR ABSENCE OF CONDITIONS ON THE PROPERTY THAT COULD GIVE RISE TO A CLAIM FOR PERSONAL INJURY, PROPERTY OR NATURAL RESOURCE DAMAGES, THE PRESENCE OF REGULATED SUBSTANCES (AS DEFINED HEREIN) AT, ON, UNDER, OR ORIGINATING OR MIGRATING FROM THE PROPERTY, THE INCOME OR EXPENSES FROM OR OF THE PROPERTY, THE STATUS OF THE REGISTRATION OF THE TANKS, FIXTURES, STRUCTURES, AND ALL OTHER PERSONAL PROPERTY AND EQUIPMENT, OR THE CONDITION OF, THE MERCHANTABILITY OR THE FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE AFOREMENTIONED.  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO OR RELATED TO BUYER’S INTENDED OR ACTUAL USE OF THE PROPERTY AFTER CLOSING.  IN ADDITION, AND NOT BY WAY OF LIMITATION, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, ACCURACY OR COMPLETENESS OF ANY FILES, RECORDS, DATA OR OTHER MATERIALS POSTED IN ANY DATA ROOM OR

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OTHERWISE MADE AVAILABLE TO BUYER.  BUYER’S USE OF SUCH MATERIALS WILL BE AT BUYER’S OWN RISK AND BUYER RELEASES SELLER AND ALL OTHER SELLER INDEMNIFIED PARTIES FROM ANY LOSS ARISING FROM, ASSOCIATED WITH, OR RELATED TO BUYER’S USE OF SUCH MATERIALS.
(c)WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR (1) SELLER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT, THE WARRANTY OF TITLE SET FORTH IN THE DEED, OR IN ANY OTHER DOCUMENT EXECUTED BY SELLER AT CLOSING, (2) ANY ACTS OF FRAUD BY SELLER OR (3) CLAIMS ASSERTED BY THIRD PARTIES RELATING TO THE PROPERTY FOR MATTERS ACCRUING OR ARISING PRIOR TO THE CLOSING DATE WHICH ARE EXPRESSLY RETAINED BY SELLER PURSUANT TO ARTICLE VII, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BUYER HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER AND ANY OF THE OTHER SELLER INDEMNIFIED PARTIES WITH RESPECT TO (i) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT, (ii) BUYER’S ABILITY OR INABILITY TO OBTAIN OR MAINTAIN BUILDING PERMITS, TEMPORARY OR FINAL CERTIFICATES OF OCCUPANCY OR OTHER LICENSES FOR THE USE OR OPERATION OF BUSINESS AT THE PROPERTY, AND/OR CERTIFICATES OF COMPLIANCE FOR THE PROPERTY, (iii) THE ACTUAL OR POTENTIAL INCOME OR PROFITS TO BE DERIVED FROM THE PROPERTY, (iv) THE TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES NOW OR HEREAFTER ASSESSED AGAINST THE PROPERTY AND PAYABLE WITH RESPECT THERETO, (v) THE COMPLIANCE (OR NON-COMPLIANCE) OF THE PROPERTY WITH ANY APPLICABLE LEGAL REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL, LAND USE AND ZONING LAWS, RULES, REGULATIONS AND REQUIREMENTS AND (vi) ANY OTHER STATE OF FACTS WITH RESPECT TO THE PROPERTY.
(d)BUYER SPECIFICALLY ACKNOWLEDGES THAT IT UNDERSTANDS THE PROPERTY HAS BEEN USED FOR COMMERCIAL PURPOSES INCLUDING THE STORAGE, DISTRIBUTION AND MARKETING OF MOTOR FUELS, PETROLEUM, PETROLEUM-BASED PRODUCTS AND OTHER REGULATED SUBSTANCES (AS DEFINED HEREIN), AND THAT THE ENVIRONMENT, INCLUDING, WITHOUT LIMITATION, THE SOIL AND SUB-SOIL OF THE REAL PROPERTY AND THE SOIL, AIR, LAND, GROUNDWATER AND WATER ON, UNDER, NEAR OR ADJACENT THERETO AND DRAINS, SEWERS, PIPES, WATER COURSES AND WATER TABLES AT, ON, UNDER OR IN THE VICINITY OF THE REAL PROPERTY MAY HAVE BEEN CONTAMINATED OR IMPACTED BY REGULATED SUBSTANCES (AS DEFINED HEREIN).
6.3Septic System.  Without limitation of any of the foregoing provisions of this Article VI, Buyer acknowledges that the Title V Regulations are applicable to the Real Property.  Buyer further acknowledges that Seller makes no representations or warranties as to the condition of the septic system or Seller’s compliance with the Title V Regulations, and, by execution of this Agreement, Buyer accepts the condition of the septic system “AS-IS,” pursuant to all the

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provisions of Section 6.1 and Section 6.2 hereof.  Upon the Closing, Buyer assumes all responsibilities to comply with the Title V Regulations.  Buyer indemnifies and holds the Seller Indemnified Parties harmless from and against any and all Losses arising or resulting from Buyer’s failure to comply with Buyer’s obligations under this Section 6.3.

6.4Survival.  The provisions of this Article VI shall survive the Closing.
Article VII
ENVIRONMENTAL
7.1Environmental Documents.  Buyer acknowledges that Seller has made Environmental Documents available for review by Buyer and that Buyer and/or its Authorized Representatives have reviewed or had an opportunity to review such Environmental Documents.  Buyer further acknowledges that pursuant to Section 6.1, Buyer shall not contact any third parties regarding Buyer’s review and inspection of any Environmental Documents, including, without limitation, undertaking any in person review at DEP or making any inquiry to DEP or any other Governmental Authority without Seller’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Any contact with third parties regarding the Property shall be coordinated between the Parties.
7.2Seller’s Retained Environmental Liabilities.  Seller shall retain and be solely responsible for the following matters (collectively, the “Retained Environmental Liabilities”): (a) Environmental Liabilities in connection with Seller’s Off-Site Disposal Activities; (b)  Governmental Environmental Enforcement Actions for violations of Environmental Law occurring on or prior to the Closing Date (other than costs related to Remediation Activities resulting therefrom); (c) any Third Party Environmental Claim arising from any Release on, at, under or from the Property occurring on or before the Closing Date, (d) claims for contribution to or reimbursement of costs incurred on or before the Closing Date by any Third Party for Remediation Activities; and (e) claims for Natural Resource Damages arising from any Release on, at, under or from the Property occurring on or before the Closing Date.  The provisions of this Section 7.2 will survive the Closing.
7.3Buyer’s Assumed Environmental Liabilities. Except for Seller’s Retained Environmental Liabilities, Buyer shall assume and be solely responsible for all Environmental Liabilities relating to or arising out of the Property, whether existing or asserted before, on, or after the Closing Date, whether known or unknown, whether based on past, present, or future conditions or events, including, without limitation, undertaking such Remediation Activities of every Environmental Condition (including all claims for contribution or reimbursement of costs incurred after the Closing Date by any Third Party for Remediation Activities of an Environmental Condition) as may be required by applicable laws, regulations, or government orders in effect at any time and from time to time (the “Assumed Environmental Liabilities”).  In regard to any Assumed Environmental Liabilities, Buyer and Seller agree to execute and deliver to the applicable Governmental Authorities the Joint Letter Transferring Responsibility for Remediation Activities, substantially in the form of Exhibit N, including, without limitation, a notice of transfer pursuant to the Massachusetts Contingency Plan (310 CMR 40.0000 et seq.).

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7.4Buyer’s Release of Seller for Environmental Liabilities.  Except for Seller’s Retained Environmental Liabilities, Buyer, in consideration of the Purchase Price, hereby unconditionally, completely and forever releases and discharges Seller, its Affiliates, their respective subsidiaries and parent companies and all of Seller’s Affiliates, including, without limitation, Global REVCO Dock, L.L.C., Global REVCO Terminal, L.L.C., Global South Terminal, L.L.C., and Global Petroleum Corp., and their respective officers, directors, stockholders, members, partners, managers, employees, contractors, agents, representatives, successors and assigns (the “Seller Indemnified Parties”), from all Environmental Liabilities.  On the Closing Date, Buyer shall unconditionally, completely, and forever discharge the Seller Indemnified Parties from any obligation to perform or ensure the performance of any Remediation Activities under this Agreement (but excluding any Remediation Activities related to Seller’s Retained Environmental Liabilities).  On the Closing Date, Buyer shall execute and deliver to Seller the Release Agreement, substantially in the form of Exhibit L.
7.5Seller’s Access to the Property.
(a)Upon request by Seller following the Closing, in connection with any request or demand from any Governmental Authority or as necessary to address any Seller’s Retained Environmental Liabilities, Buyer shall, at no cost or expense to Seller, permit Seller, its Affiliates, and its Authorized Representatives reasonable access to the Property under the conditions described in Section 5 of the Deed attached as Exhibit E to the extent such access does not unreasonably interfere with Buyer’s development activities at the Property.  Seller will make reasonable efforts to minimize impacts on Buyer’s operations in connection therewith.  Buyer’s obligations under this Section 7.5(a) will survive the Closing.
(b)Upon written request by Seller, in connection with any request or demand to Seller from any Governmental Authority or in response to any Third Party Environmental Claim, Buyer shall, at no cost or expense to Seller, provide Seller with copies of all reports, correspondence, written notices and communications sent or received from Governmental Authorities regarding any remediation and/or investigation at the Property and copies of all other reports, correspondence, written notices and communications sent to or received from Third Parties concerning conditions that would be reasonably likely to obligate (financially or otherwise) Seller.
7.6Other Environmental Issues, Restrictions, Covenants and Agreements.
(a)Buyer acknowledges that the Property has been used for the storage, disposal, sale, and transfer of petroleum products and other Regulated Substances, and Seller hereby advises Buyer that (i) releases of such products at or under the Real Property and into the soil, air and/or groundwater may have occurred from time to time in the past; (ii) releases of other Regulated Substances at or under the Real Property and into the soil, air and/or groundwater may have occurred from time to time in the past; and (iii) the Real Property may have known and unknown contaminated subsurface conditions.  Any warranty, covenant or provision in the Deed from Seller to Buyer with respect to the Real Property does not, nor will it be deemed to, extend or apply to any release or presence of petroleum products or other Regulated Substances on, in, under, or about the Real Property including, without limitation, the surface area, size, and location

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of such Regulated Substances and/or the description of the types of Regulated Substances contained therein.
(b)As part of the consideration for the sale of the Property, Buyer, for itself, its successors and permitted assigns, and for any tenant, transferee or any other party claiming by, through or under Buyer, covenants and agrees that neither the Property, nor any part thereof shall at any time be used for any of the following specifically listed facilities or uses, or any similar facility or use:  (1) any residential use, (2) any purpose that would constitute a “Permitted Use” under any of the “residence” or “residential” zones, districts, or classifications set forth in any applicable municipal, county or state zoning laws in effect on the date of the Deed, (3) any school or other educational facility, (4) any group day-care center, child care center, nursery, nursing home, rehabilitation or convalescent facility or other facility which is intended to house or provide care for children, the elderly or the infirm, (5) any playground or recreational park, (6) any health care clinic, hospital or other medical facility, (7) any place of worship or (8) any agricultural use.  In addition to the foregoing, Buyer agrees that neither the Property, nor any part thereof, shall at any time be used as a bulk storage and distribution terminal for motor fuels, petroleum, petroleum-based products and other Regulated Substances (as defined herein).

In addition, Buyer agrees that it will not at any time construct or install (i) any water wells for drinking or food processing; (ii) underground storage space; (iii) underground utility space; (iv) additional underground utility conduits (vapor tight utility conduits are permitted); or (v) basements or any underground living, working or parking space (collectively, including the provisions of the immediately preceding paragraph, the “Use Restrictions”).  Any water wells found on the Real Property by Buyer will be plugged in accordance with state or local regulations.  Buyer also agrees to implement and maintain any institutional controls on the Real Property that either are or may be required by any Governmental Authorities following Closing.

Buyer covenants and agrees with Seller that if, at the Effective Date, the applicable “as of right” zoning use of the Property does not include any residential use, Buyer and its successors and assigns, subsequent owners, users, and occupiers of the Real Property, including, without limitation, all successors, lessees, assignees, and licensees, will not at any time thereafter seek to or cause any application to be made to the relevant local Governmental Authorities to amend the zoning of the Real Property to a use which includes any residential use whether on an “as of right” basis or on any other basis whatsoever, nor seek to take advantage of any non-conforming use rights or exceptions to use, including, without limitation, special or conditional use permits or use variances (collectively, the “Covenant Against Residential Use”).

If Buyer (or any Affiliate of Buyer) itself breaches, or is alleged to have breached, the provisions of the Use Restrictions or the Covenant Against Residential Use, then Seller shall have the right to enforce every remedy, either public or private, available at law or in equity, including, without limitation, injunctive relief, against Buyer.   If any of Buyer’s successors or assigns (other than any Affiliate of Buyer), or any subsequent licensee, lessee, assignee, successor, owner, user or occupier of the Real Property, or any portion thereof (other than any Affiliate of Buyer) breaches, or is alleged to have breached the provisions regarding Use Restrictions or the Covenant Against Residential Use, then Buyer shall use commercially reasonable efforts to cooperate with Seller, upon Seller’s written request and at Seller’s sole cost and expense, should Seller elect to

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enforce any of its rights pursuant to the preceding sentence against any entity or person other than Buyer or any Affiliate of Buyer.  All remedies provided herein, including, without limitation, those at law or in equity, shall be cumulative and not exclusive. Each and every licensee, lessee, assignee, successor, owner, user, and occupier of the Real Property, or any portion thereof, shall take the Property subject to the terms of this Agreement and the Use Restrictions and the Covenant Against Residential Use.

(c)Buyer agrees and acknowledges that the conveyance of the Property is subject to the following covenants and that in developing the Property, Buyer shall, at its sole cost and expense, adopt and use all engineering and related technical assistance commercially reasonable for the uses permitted by this Agreement and any required by any Governmental Authority or Seller to protect the health and safety of persons and that, depending upon the nature of Buyer’s development of the Property, Buyer may need to consider the use of engineering controls to prevent the migration of vapors and/or liquids containing Regulated Substances into any Improvements now or hereafter located on the Land, underground utilities or stormwater retention/detention ponds, including, without limitation, vapor installation systems, vapor barriers, sealed sumps and storm pond liners.  At a minimum, Buyer agrees that it will construct any buildings and develop the Property in accordance with the following requirements, which are collectively referred to as the “Engineering and Institutional Controls”:
(i)Slab on Grade.  Buyer agrees that all buildings constructed on the Property shall be constructed slab on grade and shall have no living, working, storage or parking areas below grade.  Notwithstanding the foregoing, below-grade utilities and foundations are permitted, provided that Buyer protects them from vapor or liquid intrusion by installing an appropriate vapor/liquid barrier and vapor ventilation system, if required.
(ii)No Water Wells.  Buyer agrees that it will never use the Real Property for the purpose of obtaining from beneath the surface of the Real Property any water for any reason whatsoever from any groundwater table or similar water basin accessed from the Real Property, except for Buyer’s testing in connection with Buyer’s Remediation Activities.
(iii)Cessation of Use of Existing Wells.  Buyer agrees that any existing bore-water or groundwater wells located on the Real Property used for the purposes of obtaining water from beneath the surface of the Real Property will be capped, disabled, and sealed (except for Buyer’s testing in connection with Buyer’s Remediation Activities) in accordance with all applicable Environmental Laws and industry standards and will not be re-opened and used at any time and must remain capped, disabled and sealed.
(iv)Vapor Ventilation System.  Buyer agrees that if, at any time, the Property is used for below-grade activities other than simple storage with no residential use, Buyer will install, at its sole cost and expense, into any below-ground areas of the development an appropriate vapor ventilation system.  Such vapor ventilation system shall be installed by a licensed contractor experienced in the installation of such systems.  In addition, Buyer shall operate and maintain the vapor ventilation system to ensure that the system extracts appropriate levels of vapors so that all applicable indoor air quality standards are met.  Buyer shall annually test the air quality and the system to ensure the system is adequately extracting the appropriate levels of

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vapors to meet applicable indoor air quality standards.  Such installation shall be performed in accordance with all applicable laws and in accordance with the highest industry standards to protect human health and safety.
(v)Impervious Liner.  Buyer agrees that, if at any time after the Closing Date, a new building foundation is installed on the Real Property (“New Foundation”), prior to commencing any construction related to the New Foundation, Buyer, at its sole cost and expense, shall install a liner under the New Foundation to act as a reasonably effective vapor barrier or equivalent LSP approved vapor barrier system.  Unless required by a Governmental Authority in connection with Remediation Activities, Buyer shall not be required to retrofit or install an impervious liner under the existing building foundation supporting the existing building on the Real Property as of the Closing Date (“Existing Foundation”).  If, however, after the date of Closing, the Existing Foundation is demolished and a New Foundation is installed to replace it, then Buyer will be responsible for installing an effective vapor barrier.  Such liner shall be installed by a licensed contractor experienced in the installation of such liners.  In addition, Buyer shall maintain the liner so that it remains as an effective barrier.  The liner shall be of the appropriate strength and quality and be resistant to hydrocarbons and shall be installed at an appropriate level beneath ground level.  Such installation and maintenance of the liner shall be performed in accordance with all applicable laws and in accordance with the highest industry standards to protect human health and safety.
(vi)Other Engineering and Institutional Controls.  Buyer agrees to take appropriate actions to implement such other Engineering and Institutional Controls to the Property as may be required by the Governmental Authorities, Environmental Laws, or other applicable laws, rules and regulations and/or recommendations by Buyer’s remediation contractor or any subsequent remediation contractor.
(d)Buyer agrees that the Use Restrictions, the Covenant Against Residential Use, and the covenants and agreements regarding the Engineering and Institutional Controls shall survive the Closing, shall run with the land, and shall be inserted in the Deed in substantially the form set forth in Exhibit E to be delivered at the Closing or as a separate instrument to be recorded at the Closing; and that these restrictions, covenants and agreements shall be inserted in any future deed, lease or other instrument conveying or demising or otherwise transferring the Property or any part thereof or interest therein, direct or indirect.   Buyer further agrees that Buyer shall not complete any sale, transfer or assignment of its interest in the Property or any part thereof or interest therein, direct or indirect, or enter into any lease, license or right to occupy or use the Property or any part thereof or interest therein, direct or indirect, without first providing notice to the purchaser, transferee, assignee, lessee, licensee, occupier or any other person or entity having the right to use the Property, of these Use Restrictions and the Covenant Against Residential Use upon any subsequent purchaser, transferee, assignee, lessee, licensee, occupier or any other person or entity having the right to use the Property; provided, however, Seller acknowledges and agrees that Buyer shall not be required to provide notice to any such party(ies) if such Use Restrictions and the Covenant Against Residential Use are contained in the Deed and/or any other instrument recorded against the Property.  Furthermore, Buyer for itself, and to the extent permitted by applicable law, its successors and permitted assigns, agrees to execute any documents reasonably

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required by any Governmental Authority having jurisdiction over the Property that are consistent with such Use Restrictions and the Covenant Against Residential Use.
(e)If Buyer (or any Affiliate of Buyer) itself breaches, or is alleged to have breached, the provisions of the Engineering and Institutional Controls, then Seller shall have the right to enforce every remedy, either public or private, available at law or in equity, including, without limitation, injunctive relief, against Buyer.  If any of Buyer’s successors or assigns (other than any Affiliate of Buyer), or any subsequent licensee, lessee, assignee, successor, owner, user or occupier of the Real Property, or any portion thereof (other than any Affiliate of Buyer) breaches, or is alleged to have breached the provisions regarding Engineering and Institutional Controls, then Buyer shall use commercially reasonable efforts to cooperate with Seller, upon Seller’s written request and at Seller’s sole cost and expense, should Seller elect to enforce any of its rights pursuant to the preceding sentence against any entity or person other than Buyer or any Affiliate of Buyer.  All remedies provided herein, including, without limitation, those at law or in equity, shall be cumulative and not exclusive.
(f)If the Closing does not occur within the time required by this Agreement, or upon the earlier termination of this Agreement, in each case, other than as a result of Seller’s default under this Agreement, then upon Seller’s written request, Buyer shall promptly deliver to Seller, destroy or permanently delete copies (whether written or electronic) that are in Buyer’s or its Authorized Representatives’ possession or control of the information, reports, or materials, including specifically those concerning the environmental or other condition of the Property, together with all information, reports, or material furnished to Buyer by Seller, provided that Buyer may elect to destroy copies of such information, reports or materials furnished by Seller.
(g)Seller’s responsibilities in this Article VII shall inure to the benefit of Buyer solely and do not transfer to Buyer’s heirs, successors or assigns. Seller may, in its sole and absolute discretion, agree to the transfer and assignment of Seller’s responsibilities in this Article VII to any tenant or subsequent buyer, which agreement shall only be effective if provided in writing by Seller.
(h)Except for those Environmental Permits or Orders otherwise necessary for Seller’s continued operations under the Leaseback Agreement, Seller shall terminate the Environmental Permits or Orders listed in Schedule 7.6 under applicable Environmental Laws.  With respect to any Environmental Permits or Orders issued under applicable Environmental Laws prior to the Closing Date related to Buyer’s obligations for Remediation Activities, within ten (10) calendar days after the Closing Date, Seller and Buyer shall submit a joint letter to each applicable Governmental Authority acknowledging that Buyer is assuming the obligations of Seller under such Order and/or Remediation Activities, such letter to be substantially in the form of Exhibit N.  Along with the joint letter and with respect to obligations for Remediation Activities set forth in such joint letter that Buyer is assuming, Buyer shall also execute and deliver at Closing to Seller the Release Agreement, substantially in the form of Exhibit L.
(i)With respect to the Stormwater Management System, including, without limitation, all piping, catch basins, outfalls, oil water separators or other facilities that convey stormwater at or from the Property (collectively, the “Stormwater Management System”), except

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as otherwise necessary for Seller’s continued operations under the Leaseback Agreement, Buyer acknowledges that Seller will terminate effective as of the Closing Date the National Pollution Discharge Elimination System (“NPDES”) Permits applicable to the Property listed in Schedule 7.6, and that beginning on the Closing Date, Buyer shall be responsible for the Stormwater Management System and any discharge therefrom, and for obtaining any necessary NPDES Permit for operation and maintenance of the Stormwater Management System.  In regard to any Environmental Liabilities arising from the Buyer’s operation of the Stormwater Management System, Buyer shall also execute and deliver to Seller the Release Agreement, substantially in the form of Exhibit L.
(j)Seller shall be responsible for all filing costs and administrative expenses associated with the termination of any Environmental Permits or Orders listed in Schedule 7.6 pursuant to this Agreement.  Buyer, however, shall be solely responsible for all costs and expenses relating to or arising out of any issuance, reissuance or change in the terms and conditions of any Environmental Permits and Orders to Buyer.
(k)Seller shall be responsible for the filing of any post-Closing reports or notices required by any Governmental Authority for the Environmental Permits or Orders listed in Schedule 7.6 regardless of whether the reporting period began or occurred prior to the Closing Date.
(l)From and after the Closing Date, Buyer shall be solely responsible for the filing of any post-Closing reports or notices required by any Governmental Authority arising out of any issuance, reissuance or change in the terms and conditions of any Environmental Permits and Orders, regardless of whether the reporting period began or occurred prior to the Closing Date (as long as the required submission deadline for such reports or notices is not prior to the Closing Date).
7.7Tank, Piping and Conveyance Cleaning.  Prior to Closing Seller shall (i) remove all Regulated Substances from the tanks (other than those tanks located on the Premises (as defined in the Leaseback Agreement), which tanks shall be cleaned and from which all Regulated Substances shall be removed in accordance with this Section 7.7 prior to the expiration of the Cleaning Period (as defined in the Leaseback Agreement), subject to any holdover grace periods thereunder) and (ii) use commercially reasonable efforts consistent with industry standards to remove all Regulated Substances from the piping, conveyances and appurtenances on the Property which are known to Seller or are otherwise discovered by Seller in the process of undertaking the cleaning obligations set forth in this Section 7.7 (other than piping, conveyances and appurtenances located on the Premises or any appurtenances in connection therewith as described in the Leaseback Agreement; it being understood that Seller shall use commercially reasonable efforts consistent with industry standards to remove all Regulated Substances from such piping, conveyances and appurtenances in accordance with this Section 7.7 prior to the expiration of the Cleaning Period, subject to any holdover grace periods thereunder), in each case as more particularly described in this Section 7.7 and remove all such materials from the Property.  After the Regulated Substances have been removed from the tanks on the Property, the tanks shall be cleaned as required by any Governmental Authorities and in accordance with all Environmental Laws and industry standards, and Seller shall have received a gas free certification

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from a tank inspector certified pursuant to API Standard 653 in connection therewith. After the removal of all Regulated Substances from the piping, conveyances and appurtenances on the Property as described above, Seller shall cause all such lines to be fully drained, flushed and air gapped as required by any Governmental Authorities and in accordance with all Environmental Laws and industry standards.  Notwithstanding anything contained herein to the contrary, Buyer shall have the right to have a representative present during all of Seller’s activities undertaken pursuant to this Section 7.7.

7.8Survival.  The provisions of Article VII shall survive the Closing.  Buyer’s obligations under this Article VII shall be covenants running with the land and shall not be terminated by any transfer, including, without limitation, the lease or sale or other transfer of all or a portion of the Property or any interest therein, direct or indirect, and such obligations shall be incorporated into any deed, lease or other instrument conveying or demising or otherwise transferring the Property or any part thereof or interest therein, direct or indirect, and any tenant or subsequent buyer or transferee shall also be required to fulfill all obligations of Buyer set forth in this Article VII.  In no event shall Buyer’s obligations under this Article VII terminate upon the lease or sale or other transfer of all or a portion of the Property or any interest therein, direct or indirect.
Article VIII
CONDITIONS PRECEDENT TO CLOSING
8.1Obligation of Buyer to Close.  The obligation of Buyer to consummate the purchase of the Property on the Closing Date is subject to (i) the satisfaction of the following conditions on or prior to the Closing Date and/or (ii) Buyer’s written waiver of any such conditions as remain unsatisfied as of the Closing Date:
(a)Accuracy of Representations.  All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date;
(b)No Default.  Seller shall have complied in all material respects with each covenant and agreement to be performed by Seller under this Agreement by or on the Closing Date;
(c)Agreements. Seller shall have executed, or is prepared to execute or cause the execution of simultaneously with Closing, all documents and agreements provided for in this Agreement, including the documents and agreements listed in Sections 4.2 and 4.4;
(d)Defects in Title.  Any un-permitted Title Objections shall be resolved in accordance with the provisions of Section 11.3, and Buyer shall not have terminated this Agreement under Section 11.3;
(e)No Termination.  Buyer shall not have terminated this Agreement under Section 13.2 or otherwise as permitted in this Agreement and Seller shall not have terminated this Agreement under Section 14.1(a) or otherwise as permitted in this Agreement;

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(f)Seller’s Deliveries. Buyer shall have received all of Seller’s Deliveries under Section 4.2.
(g)Title Policy. Buyer shall receive from the Title Company irrevocable and unconditional commitment to issue the Title Policy, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates, Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer and subject only to the Permitted Title Exceptions
(h)Tank, Piping and Conveyance Cleaning.  Seller shall have complied with the requirements of Section 7.7, unless Buyer consents to and Buyer and Seller enter into a separate written agreement for Seller to perform such work within ninety (90) days after the Closing Date at Seller’s sole cost and expense.  In such an event, Seller shall be responsible for continuing any necessary Environmental Permits for such activities, and shall remain liable for compliance with such permits.
8.2Obligation of Seller to Close.  The obligation of Seller to consummate the sale of the Property on the Closing Date shall be subject to (i) the satisfaction of the following conditions on or prior to the Closing Date and/or (ii) Seller’s written waiver of any such conditions as remain unsatisfied as of the Closing Date:
(a)Accuracy of Representations.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date;
(b)No Default.  Buyer shall have complied in all material respects with each covenant and agreement to be performed by Buyer under this Agreement by or on the Closing Date;
(c)Agreements.  Buyer shall have executed and delivered to the Title Company all documents and agreements provided for in this Agreement to be signed by Buyer, including the documents and agreements listed in Sections 4.3 and 4.4;
(d)Approval under the Government Contracts.  Seller shall have received  approval from the applicable Governmental Authorities under the Government Contracts to allow the storage of gasoline and heating oil to be situated at another location other than the Property and/or within that portion of the Property subject to the Leaseback Agreement, such approval to be on terms reasonably satisfactory to Seller. Seller covenants and agrees to at all times use good faith and commercially reasonable efforts to obtain such approval as soon as possible following the Effective Date;
(e)Environmental Insurance.  Pursuant to Section 9.4, Buyer shall have purchased an insurance policy for Seller’s benefit consistent with the pro forma policy attached here as Schedule 9.4.

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(f)No Termination.  Buyer shall not have terminated this Agreement under Section 13.2 or otherwise as permitted in this Agreement and Seller shall not have terminated this Agreement as permitted in this Agreement.
8.3Delay of Closing.  If any condition(s) of Closing benefitting a Party (the “Delaying Party”) set forth in this Article VIII should not be satisfied as of the Closing Date as contemplated by Section 4.1, the Delaying Party, without prejudice to any other of its rights or remedies under this Agreement, by notice given to the other Party at least five (5) days prior to the Closing Date, may elect to delay Closing under this Agreement for up to thirty (30) calendar days to provide additional time for the outstanding condition(s) to be satisfied, during which time the Parties shall cooperate in good faith and exercise such diligent efforts as may be reasonably required to facilitate satisfaction of the subject outstanding condition(s); provided, however, with respect to the conditions set forth in Section 8.1(h), Seller may elect to delay Closing by thirty (30) days up to four (4) times to address Seller’s Cleaning Obligations; provided, further, with respect to the condition set forth in Section 8.2(d), Buyer may elect to delay Closing by up to one hundred eighty (180) days in order to permit Seller to receive the necessary approvals under the Government Contracts.
Article IX
INDEMNIFICATION AND INSURANCE
9.1Indemnification By Seller.
(a)General Indemnity.  From and after the Closing Date, in addition to all other obligations of Seller to Buyer set forth in this Agreement, Seller shall indemnify, defend and hold harmless Buyer and its directors, officers, stockholders, members, partners, managers, contractors, agents, employees, representatives and successors and assigns (the “Buyer Indemnified Parties”) from and against any Loss resulting from, related to, or arising out of the breach by Seller of any representation or warranty contained in Section 5.1 of this Agreement or any Seller covenant under this Agreement, which indemnification obligation shall survive the Closing; provided, however, that Seller shall have no indemnification obligation for any such Loss if Seller has not received written notice of an alleged breach from Buyer within six (6) months following the Closing Date.  In no event shall Seller be liable for any Loss until all Losses exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Basket”), which Basket shall not be a deductible and Seller shall be responsible for the entire amount of any Loss that exceeds the Basket; and Seller’s maximum aggregate liability for all Losses shall in no event exceed One Million  and No/100 Dollars ($1,000,000.00) (the “Cap”), provided that neither the Basket or the Cap shall apply to the indemnity obligations related to brokerage commissions set forth in Section 12.1, the closing adjustments set forth in Section 12.2 or Seller’s fraud.
(b)Environmental Indemnity. From and after the Closing Date, Seller shall indemnify, hold harmless and defend the Buyer Indemnified Parties from and against any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of the Retained Environmental Liabilities; provided, however, that:
(i)Seller shall have no liability, indemnity or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such

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Retained Environmental Liabilities for which Seller has not received timely Reasonable Written Notification from Buyer;
(ii)Seller shall have no liability, indemnity or defense obligation for any Damages or Proceedings (including bodily injury or property damages) asserted against or incurred by Buyer subsequent to any change in all or any part of the Property to a use in violation of Use Restrictions that results in the Damages or Proceedings for which Buyer is seeking defense and indemnification;
(iii)Buyer shall make available all relevant existing information that, based on information and belief formed after reasonable inquiry, is known by Buyer to be in the possession or control of Buyer and provide timely, reasonable access to all personnel of Buyer with knowledge of relevant facts, and shall cooperate in all reasonable respects with Seller in connection with Seller’s defense of any Retained Environmental Liability, Third Party Environmental Claim or Governmental Environmental Enforcement Action under this Section 9.1(b).  Seller shall have no liability, indemnity or defense obligation for any Damages and Proceedings asserted against or incurred by Buyer relating to or arising out of such Third Party Environmental Claim or Governmental Environmental Enforcement Action if Buyer unreasonably denies Seller such access and such denial materially impacts Seller’s ability to defend Third Party Environmental Claim or Governmental Environmental Enforcement Action; and
(iv)To the extent any Third Party Environmental Claim or Governmental Environmental Enforcement Action relates to events or conditions occurring both prior to and after the Closing Date, then Seller’s indemnification and defense obligations for such Third Party Environmental Claim or Governmental Environmental Enforcement Action shall not exceed that portion of the Damages and Proceedings attributable to events or conditions occurring prior to the Closing Date and will not include any attorney’s fees or professional fees incurred by Buyer in connection with that part of the Third Party Environmental Claim or Governmental Environmental Enforcement Action attributable to events or circumstances occurring after the Closing.  Nothing herein is intended to modify or expand Seller’s Retained Environmental Liabilities under Section 7.2.
9.2Indemnification By Buyer.
(a)General Indemnity From and after the Closing Date, in addition to all other obligations of Buyer to Seller set forth in this Agreement, Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any Loss resulting from, related to, or arising out of:
(i)The breach by Buyer or any Affiliate of Buyer (or any shareholder, officer, director, employee of Buyer or such Affiliate) of any representation or warranty contained in this Agreement, which indemnification obligation shall survive the Closing; provided, however, that Buyer shall have no indemnification obligation for any such Loss under this Section 9.2(a) if Buyer has not received a claim from Seller (specifying in reasonable detail the basis for such Loss) within nine (9) months following the Closing Date.

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(b)Environmental Indemnity. From and after the Closing Date, Buyer shall indemnify, hold harmless and defend the Seller Indemnified Parties from and against any Damages and Proceedings asserted against or incurred by Seller relating to or arising out of the Assumed Environmental Liabilities, including:
(i)Any Environmental Liabilities, except for Seller’s Retained Environmental Liabilities;
(ii)Remediation of any Environmental Condition at the Property or any portion thereof or any areas Off-Site occurring before, on or after the Closing Date;
(iii)Any Off-Site Disposal Activities or Off-Site Remediation Activities resulting from the ownership or operation of the Property, or any portion thereof, on or after the Closing Date;
(iv)Any Third Party Environmental Claim or Governmental Environmental Enforcement Action related to or arising out of the ownership or operation of the Property, or any portion thereof, after the Closing Date; and
(v)Failure to comply with any permit, Order, Activity and Use Limitation, Use Restriction, Covenant Against Residential Use, or Engineering and Institutional Controls, unless modified by Buyer pursuant to the applicable Environmental Laws, affecting the Real Property.
(vi)Any claims for bodily injury or property damage, including any diminution in value, arising out of any modification of any Activity and Use Limitation, Covenant Against Residential Use, or Engineering and Institutional Controls, affecting the Real Property.

Buyer’s indemnity obligations under this Section 9.2(b) will be set forth in the Deed, will be a covenant running with the land, and will bind the successors, heirs and assigns of Buyer.

9.3Procedures.
(a)Notice and Tender. In the event that any Party receives actual notice giving rise to a right of indemnification of such Party under this Agreement (the “Indemnitee”), such Indemnitee shall, within ten (10) Business Days after receipt of such notice, give written notice thereof to the other Party hereto responsible for such indemnification (the “Indemnitor”) setting forth the facts and circumstances giving rise to such claim for indemnification and shall tender the defense of such claim to the Indemnitor.  If the Indemnitee fails to give such notice and tender such defense within such ten (10) Business Day period, the Indemnitee shall be solely responsible for any Loss with respect to such claim to the extent the Loss is attributable to such failure; but failure to give such notice and tender such defense within such ten (10) Business Day period shall not result in a forfeiture or waiver of any rights to indemnification for any Loss with respect to such claim to the extent the Loss is not attributable in any material respects to such failure.
(b)Defense of Claims The Indemnitor shall select (subject to the Indemnitee’s reasonable approval) the attorneys to defend any matter subject to indemnification and/or taking

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all actions necessary or appropriate to resolve, defend, and/or settle such matters, and shall be entitled to contest, on its own behalf and on the Indemnitee’s behalf, the existence or amount of any obligation, cost, expense, debt or liability giving rise to such claim. Nothing in this Section 9.3(b) should be construed as prohibiting the Indemnitee from participating in the defense (which may include hiring its own counsel) in any matter subject to indemnification, as long as the Indemnitee does so at its own expense.  The Indemnitor shall keep the Indemnitee fully and timely informed as to actions taken on such matters. The Indemnitee shall cooperate fully with the Indemnitor and its counsel and shall provide them reasonable access to the Indemnitee’s employees, consultants, agents, attorneys, accountants, and files to the extent necessary or appropriate to defend or resolve the matter, the Indemnitor reimbursing the Indemnitee with respect to the cost of any such access.   With respect to any matter for which a Party has an indemnification and/or defense obligation under this Agreement, the Parties shall maintain a joint defense privilege, where applicable, in connection with such matters for the Party’s post-Closing communications and those of their respective Affiliates and Authorized Representatives, which post-Closing communications concern the matters subject to such indemnification and/or defense obligation.

9.4Required Insurance.Buyer shall purchase for Seller’s benefit an environmental insurance policy consistent with the pro forma policy attached here as Schedule 9.4.
9.5Survival.  The provisions of this Article IX shall survive the Closing or the termination of this Agreement.
Article X
SURVIVAL
10.1General.  The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive the Closing and the provisions of Sections 14.11, 14.12, 14.13, 14.19 and 14.21.
10.2Further Assurance.  Notwithstanding the foregoing, from time to time after Closing, Seller and Buyer shall, upon request of the other and without further consideration, execute, acknowledge and deliver such further instruments of transfer, conveyance or assumption and such other documents as Seller or Buyer may reasonably request more effectively to vest in Buyer the right and title to, interest in and enjoyment of, the Property or to carry out the transactions and agreements contemplated by this Agreement.
Article XI
TITLE COMMITMENT; SURVEY; RISK OF LOSS
11.1Title Insurance.  Buyer will obtain and pay the premium for a standard title insurance policy issued by the Title Company in an amount equal to the portion of the Purchase Price that is allocated to the Real Property, naming Buyer as the proposed insured.  Any abstracting, title certification, and charges for title examination will be at Buyer’s expense.  Buyer shall cause the Title Company to deliver to Buyer, with a copy to Seller, a title commitment

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setting forth the status of title to the Real Property on or before the thirtieth (30th) day following the Effective Date (the “Title Commitment”).

11.2Survey.  Buyer shall cause to be prepared at its expense a current ALTA land title survey of the Real Property (the “Survey”), by a duly licensed land surveyor and professional engineer satisfactory to the Title Company. The Survey shall be completed within thirty (30) days after the Effective Date.  Upon completion of the Survey, Buyer shall deliver promptly three (3) prints thereof to Seller and at least one (1) print to the Title Company. The Survey will (i) show the location of all streets, roads, railroads, creeks or other water courses, fences, easements, rights-of-way and other encumbrances or encroachments on or adjacent to the Real Property, including all of the title matters shown on the Title Commitment and (ii) set forth a certified legal description of the Real Property.
11.3Title Defects.  Buyer shall have five (5) Business Days from Buyer’s receipt of the Title Commitment and Survey (the “Title Objection Period”) to notify Seller in writing (the “Title Objection Notice”) of any matter that, in the reasonable judgment of Buyer, constitutes a Material Defect (as defined below) in the condition of title as reflected in the Title Commitment or Survey.  As used herein, the term “Material Defect” shall mean (i) any mortgage or deed of trust granted by Seller, (ii) any judgment, mechanics’ and materialmen’s lien filed against Seller, (iii) any tax lien or other monetary lien filed against Seller, or (iv) any encumbrance or any condition shown on the Survey that prohibits or materially interferes with the use of the Real Property as permitted by this Agreement.  Material Defects shall not include the Permitted Title Exceptions or any matter in compliance with a title or practice standard of REBA.  If, and to the extent that Seller agrees with Buyer that any matter identified in a Title Objection Notice delivered to Seller prior to the expiration of the Title Objection Period constitutes a Material Defect, then Seller shall have the option, but not the obligation, at Seller’s sole cost and expense, to cure or remove such Material Defect objected to by Buyer.  Seller may cure such Material Defect either by direct action or payment or by arranging for the Title Company to provide title insurance coverage which insures against such Material Defect, or by paying Buyer at the Closing (by credit toward the Purchase Price) an amount of money which Seller reasonably estimates to be sufficient to fully discharge or address such Material Defect.  In no event shall Seller have any obligation to commence litigation or to incur costs in excess of One Thousand and No/100 Dollars ($1,000.00) to cure or remove any Material Defect, other than the discharge of liens for borrowed money voluntarily incurred.  Seller may, at its sole option, extend the Closing Date pursuant to Section 8.3 to remove or cure such Material Defect.  If Seller elects not to cure, or is unable to cure, any such Material Defect, Seller shall so notify Buyer, in writing, prior to the Closing Date (or any extension thereof), and Buyer’s remedy shall be either (x) to terminate this Agreement by giving Seller written notice thereof on or before the Closing Date, in which event this Agreement shall terminate, the Deposit shall be returned to Buyer, and thereafter neither Party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement; or (y) to elect to purchase the Property subject to such Material Defect, in which event, such Material Defect shall be deemed to be a Permitted Title Exception and the Purchase Price shall not be reduced by any amount.

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11.4Risk of Loss.  Risk of loss with respect to the Property shall be borne by Seller until Closing.  The risk of loss of the Property shall pass to Buyer at Closing.
Article XII
COSTS AND EXPENSES
12.1Brokerage Commissions.  Neither of the Parties nor, where applicable, any of their respective shareholders, officers, directors, or employees, has employed or will employ any broker, agent, finder or consultant or has incurred or will incur any liability for any brokerage fees, commissions, finders’ fees or other fees in connection with the negotiation or consummation of the transactions contemplated by this Agreement. Each of Seller and Buyer agrees to indemnify and defend the other against and to hold the other harmless of and from all Losses for any commission or fee payable to or claimed by any broker or finder employed (expressly or impliedly) by it or with whom it made an agreement (express or implied) to pay a broker’s commission or a finder’s fee.  The representations, warranties, undertakings and indemnities of this Section 12.1 shall survive the Closing.
12.2Closing Adjustments.
(a)The following items shall be paid, prorated, or adjusted as of the Closing Date in the manner hereinafter set forth:
(i)Any Taxes for the then current fiscal year relating to the Real Property shall be prorated as of the Closing Date, so that the portion of current Taxes allocable to the period from the beginning of such fiscal year to the Closing Date shall be the responsibility of Seller and the portion of the current Taxes allocable to the portion of such fiscal year from and including the Closing Date to the end of such fiscal year shall be the responsibility of Buyer.
(ii)Seller shall be responsible for the cost of utilities serving the Property up to Closing and Buyer shall be responsible for such costs thereafter.
(iii)Buyer shall bear and pay all title insurance premiums and charges.
(iv)Seller shall bear and pay all real estate transfer taxes associated with the conveyance of the Real Property.
(v)Seller and Buyer shall each pay their own respective legal fees and expenses and the cost of performance of their respective obligations hereunder.
(vi)Rents, if any, shall be adjusted as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases), provided, however, no unpaid or delinquent rent shall be prorated at Closing.
(vii)Any payments due and collected under the Leases, the Licenses and/or the Dock Agreement shall be adjusted, provided, however, no unpaid or delinquent payments shall be prorated at Closing.

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(viii)The Parties shall make all other adjustments necessary to effectuate the intent of the Parties as set forth in this Agreement in accordance with custom and practice in the Commonwealth of Massachusetts, including, without limitation, the standards established by REBA.
(b)Notwithstanding anything contained in the foregoing provisions:
(i)Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments for the current fiscal year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Buyer shall pay the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon 110% of the tax rate and/or assessed valuation last fixed.  To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the Parties shall make all necessary adjustments by appropriate payments between themselves following Closing.
(ii)Charges referred to in Section 12.2(a) above which are payable by any tenant to a Third Party shall not be apportioned hereunder, and Buyer shall accept title subject to any of such charges unpaid and Buyer shall look solely to the tenant responsible therefor for the payment of the same.  If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Buyer shall credit to Seller an amount equal to all such charges so paid by Seller.
(iii)Unpaid and delinquent rent collected by Seller and Buyer after the Closing Date shall be delivered as follows: (1) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Buyer any such rent which Buyer is entitled to hereunder relating to the Closing Date and any period thereafter, and (2) if Buyer collects any unpaid or delinquent rent from the Property, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the Closing Date.  Seller and Buyer agree that all rent received by Seller or Buyer shall be applied first to current rentals, then to the rentals owed to Buyer and then to delinquent rentals, if any, in inverse order of maturity.  Buyer will make a good faith effort in its ordinary course of business after Closing to collect all rents, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents.  Seller may not institute any actions or proceedings against tenants or occupants for delinquent rents or other sums owed to Seller (including an action seeking eviction or lease termination).
12.3Timing of Adjustments.  All monetary adjustments necessary to achieve the allocations specified in Section 12.2, to the extent reasonably practicable, shall be made at the Closing.  To the extent any such adjustments cannot be made at the Closing, the same shall be made after the Closing as and when complete information becomes available.  Seller and Buyer agree to cooperate and to use their reasonable efforts (to the extent actual amounts for adjustments are available) to complete such adjustments no later than ninety (90) days after the Closing Date, which agreement shall survive the Closing.

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Article XIII
CASUALTY AND CONDEMNATION
13.1Notice of Casualty or Condemnation.  In the event that after the Effective Date and prior to the Closing any material portion of the Property other than the Improvements Seller is required to remove pursuant to the terms of this Agreement (i.e., tanks and piping) is damaged or destroyed by fire or other casualty (a “Casualty”), or Seller receives written notice of any action, suit or proceeding, or threatened or contemplated action, suit or proceeding, to condemn or take all or any material part of the Property by eminent domain (a “Condemnation”), Seller shall promptly notify Buyer of the Casualty or Condemnation.
13.2Buyer’s Election.
(a)In the event of a Casualty, and recognizing that Buyer intends to demolish the Improvements and redevelop the Property, Buyer shall nonetheless purchase the Property in accordance with this Agreement without adjustment of the Purchase Price.
(b)In the event of a Condemnation, Buyer must elect one of the following options and give written notice to Seller of such election within thirty (30) days after Buyer’s receipt of Seller’s notice of Condemnation:
(ii)Purchase the Property in accordance with this Agreement without adjustment of the Purchase Price; or
(iii)Terminate this Agreement, whereupon this Agreement shall terminate, the Deposit shall be returned to Buyer, and thereafter neither Party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.
(c)If Buyer does not elect to terminate this Agreement or is obligated to proceed with Closing, then at Closing Seller shall assign to Buyer any Condemnation awards, if applicable, less any costs incurred or committed to obtain the same.
13.3Exclusive Remedy.  Notwithstanding any provision to the contrary contained herein, the remedies provided to Buyer under Section 13.2(a) and (b) constitute Buyer’s sole and exclusive remedies, at law or in equity, in connection with the circumstances described therein.
Article XIV
GENERAL; ADDITIONAL COVENANTS
14.1Termination.
(a)Reserved.
(b)Termination Due to Uncured Breach.
(i)If Buyer is in Uncured Material Breach of any provisions of this Agreement prior to Closing, including failure to close on or before the Closing Date for any reason

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except as may be permitted under this Agreement, Seller may elect to terminate this Agreement and upon such termination receive the Deposit and accrued interest thereon, at Seller’s sole and exclusive remedy, at law or in equity, to compensate Seller for Seller’s damages, costs and expenses incurred by Seller as a result of such Uncured Material Breach of Buyer and Seller shall have no further rights, obligations or liabilities hereunder; provided, however, that if Buyer’s Uncured Material Breach relates to any matter set forth in Article VI, Article IX, Section 14.9, Section 14.17, Section 14.18, or Section 14.19, Seller may also pursue all other remedies available, at law or in equity.
(ii)If Seller is in Uncured Material Breach of any provisions of this Agreement prior to Closing, including failure to close on or before the Closing Date for any reason except as may be permitted under this Agreement, Buyer may elect (1) to purchase the Property in accordance with this Agreement without adjustment of the Purchase Price, or (2) to terminate this Agreement and seek against Seller any and all out-of-pocket Third Party costs and expenses (including, without limitation, reasonable attorneys’ fees and consultant costs) actually incurred by Buyer in connection with the transactions contemplated by this Agreement, not to exceed a maximum aggregate amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), whereupon this Agreement shall terminate, the Deposit shall be returned to Buyer, and thereafter neither Party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  Notwithstanding any provision to the contrary contained herein, the remedies provided to Buyer under this Section 14.1(b)(ii) constitute Buyer’s sole and exclusive remedies, at law or in equity, as a result of such Uncured Material Breach of Seller.
(iii)Buyer and Seller acknowledge and agree that their respective damages in the event of an Uncured Material Breach by the other Party are extremely difficult and impractical to determine, that the damages to be paid pursuant to this Section 14.1(b) are a reasonable estimate of and bear a reasonable relationship to the damages that would be suffered and constitute valid liquidated damages for such Uncured Material Breach.
14.2Notice and Opportunity To Cure.  Notwithstanding anything to the contrary in this Agreement, if a Party should be in a material breach of any of its obligations under this Agreement (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) must, prior to exercising any of such Non-Defaulting Party’s rights or remedies available under this Agreement, provide the Defaulting Party with written notice and opportunity to cure the alleged material breach.  In the event the Defaulting Party receives a notice of material breach from the Non-Defaulting Party as provided in this Section, the Defaulting Party will have thirty (30) days from the date notice is given under Section 14.5 to cure such material breach, failing which the Non-Defaulting Party may exercise any right or pursue any remedy available under this Agreement in the event of the Defaulting Party’s Uncured Material Breach hereof.
14.3Entire Agreement.  This Agreement, including all of the Exhibits and Schedules hereto, constitutes the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any prior understandings, negotiations or agreements, whether written or oral, between them respecting such subject matter.

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14.4Headings.  The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.
14.5Notices.  All notices or other correspondence required or permitted to be given under this Agreement shall be in writing and addressed to the Party to be notified at the address listed under separate cover as of the Effective Date of this Agreement.  Notice shall be given in person, or shall be sent by nationally-recognized overnight courier (postage prepaid and return receipt requested) or mailed by certified mail (return receipt requested) or transmitted by email (so long as notice is also given by one of the other methods specified herein) to the Parties at the addresses under separate cover as of the Effective Date of this Agreement.

Either Party may change its address by providing written notice to the other at least ten (10) days prior to the effective date of such change.  Notices given in accordance with this Section 14.5 shall be deemed to have been given:  (a) at the time of delivery when delivered personally; (b) one (1) Business Day after the date when sent by nationally-recognized overnight courier as provided herein; (c) three (3) Business Days after the date when sent by certified mail as provided herein or (d) upon completion of successful transmission when sent by email (unless transmission is completed after 5 p.m. on a Business Day, in which case such notice shall be deemed given at the start of the next Business Day).

14.6Exhibits and Schedules.  Each Exhibit and Schedule referred to in this Agreement is incorporated into this Agreement by such reference.
14.7Severability If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall in such circumstances be deemed modified to the extent necessary to render enforceable the provisions hereof.
14.8Remedies and Waivers.
(a)No waiver of any right under this Agreement shall be effective unless in writing.  Unless expressly stated otherwise, a waiver shall be effective only in the circumstances for which it is given.
(b)No delay or omission by any Party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.
(c)The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.
14.9Assignment.  Buyer may not assign this Agreement without the prior written consent of the Seller, in Seller’s sole and absolute discretion, provided that Buyer shall have the right to assign its rights under this Agreement to an Affiliate of Buyer.  Any assignment of this Agreement, by operation of law or otherwise, shall not relieve the assignor of any obligations hereunder.  Any assignment made in violation of this Section 14.9 shall be void.

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14.10Parties in Interest; No Third Party Beneficiary.  This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and permitted assigns.  Except as otherwise provided herein, nothing in this Agreement will be construed as conferring upon any person or entity other than Buyer and Seller, and their respective successors in interest and permitted assigns, any right, remedy or claim under or by reason of this Agreement.
14.11Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal law of the Commonwealth of Massachusetts, without regard to conflicts of laws principles thereof that would result in application of substantive laws of any other state.
14.12Choice of Forum.  Where Federal subject matter or diversity jurisdiction exists with respect to a dispute which the Parties cannot themselves amicably resolve, the Parties designate the United States District Court for the District of Massachusetts as the exclusive forum for the resolution of that dispute (and all courts from which appeals therefrom may be taken) and submit themselves and the dispute to the jurisdiction of that Court.  Where Federal subject matter or diversity jurisdiction in respect of such dispute does not exist, the Parties designate the courts of the Commonwealth of Massachusetts located in Suffolk County, Massachusetts, as the exclusive forum for the resolution of that dispute (and all courts from which appeals therefrom may be taken) and submit themselves and the dispute to the jurisdiction of that Court.
14.13WAIVER OF JURY TRIAL.  EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.
14.14Commercially Reasonable Efforts; Time of Essence.  Except as otherwise specifically provided herein, Buyer and Seller shall each use commercially reasonable efforts to satisfy the conditions to Closing and otherwise consummate the transactions contemplated by this Agreement as promptly as practical.  Time is of the essence with respect to each provision of this Agreement.
14.15Amendments.  This Agreement may be amended only by a written instrument that is duly executed by both Parties.
14.16Counterparts.  This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed by both Parties and delivered shall be deemed to be an original. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts.  Signatures transmitted by facsimile or email shall constitute originals for all purposes of this Agreement.

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14.17Public Announcements.  The Parties agree that there shall be no press releases or other announcements prior to Closing without the prior written consent of the other Party, except to the extent required by applicable laws, rules, or regulations.  If either Party determines that a press release is required or desired, they will so notify the other in writing and shall consult with each other with regard to the same and unless the such press release is required by applicable law, rule or regulation, the other Party’s consent shall be required to issue such press release.  The Parties further agree to consult with each other on all press releases and announcements issued at or after Closing concerning the transactions contemplated by this Agreement.  The provisions of this Section shall survive the Closing.
14.18No Recording.  Buyer shall not record or file this Agreement or any memorandum or short form hereof in any public records of any jurisdiction and any attempt to do so may be treated by Seller as an Uncured Material Breach of this Agreement.
14.19No Presumption Against Drafter.  Buyer and Seller have each fully participated in the negotiation and drafting of this Agreement.  If an ambiguity, question of intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against either Party by virtue of the fact that its representative has authored this Agreement or any of the terms of it.
14.20Limitations of Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL BE LIABLE OR RESPONSIBLE TO ANOTHER PARTY HERETO OR ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS OR REVENUES INCURRED BY SUCH PARTY OR ITS AFFILIATES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES UNDER OR RESULTS FROM CONTRACT, TORT OR STRICT LIABILITY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement under seal as of the date first above written.

SELLER GLOBAL COMPANIES LLC By: /s/ Mark Romaine ______ Printed Name: Mark Romaine ______ Title: Chief Operations Officer

BUYER

REVERE MA OWNER LLC,
a Delaware limited liability company

By: /s/ David Levine

Printed
Name: David Levine

Title: Senior Managing Director and_______
Vice President

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